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                                                        Exhibit A
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                        NEES GLOBAL, INC.
                    Consolidated Balance Sheet
                          March 31, 1999
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
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ASSETS
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Current assets:
Cash                                                             $   451
 Accounts receivable, less reserves of $200,000                      903
 Accounts receivable from affiliates                                 456
 Other current assets                                                512
                                                                 -------
    Total current assets                                           2,322
                                                                 -------
Fixed assets:
 Property and equipment                                           21,206
 Accumulated depreciation                                         (4,646)
                                                                 -------
    Total fixed assets                                            16,560
                                                                 -------
Investments at cost:
 Separation Technologies, Inc.                                     1,000
 Nexus, Inc.                                                       2,150
                                                                 -------
    Total investments                                              3,150
                                                                 -------
Total assets                                                     $22,032
                                                                 =======

LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable                                                $   257
 Accounts payable to affiliates                                      178
 Accrued taxes                                                       605
 Miscellaneous accrued liabilities                                    94
                                                                 -------
    Total current liabilities                                      1,134
                                                                 -------

Accumulated deferred income taxes                                    836
Deferred credits and other liabilities                               170
                                                                 -------
    Total other liabilities                                        1,006

Parent company's investment:
 Subordinated notes payable to parent                             25,676
 Common stock, par value $1 per share                                  1
 Other paid-in capital                                             4,353
 Accumulated deficit                                             (10,138)
                                                                 -------
    Total parent company's investment                             19,892
                                                                 -------
Total liabilities and parent company's
 investment                                                      $22,032
                                                                 =======

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